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                                 EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors & Stockholders
Bowne & Co., Inc.:


We consent to the incorporation by reference in the registration statement dated December 15, 2003 on Pre-Effective Amendment No. 1 to Form S-3 of Bowne & Co., Inc. of our report dated February 19, 2003, except as to Note 16, which is as of September 10, 2003, with respect to the consolidated balance sheets of Bowne & Co., Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended December 31, 2002, and the adoption of the provisions of Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" in the fourth quarter of the year ended December 31, 2002. We also consent to the reference to our firm under the heading "Independent Auditors" in such Registration Statement.


/s/ KPMG LLP


New York, New York
December 12, 2003